Exhibit 99.1

	Contact: Trans World Entertainment John J. Sullivan EVP, Chief Financial Officer (518) 452-1242	Contact: MWW Group Rich Tauberman (rtauberman@mww.com) (201) 507-9500
38 Corporate Circle
Albany, NY 12203

www.twec.com		NEWS RELEASE

TRANS WORLD ENTERTAINMENT ANNOUNCES DEAN ADLER TO LEAVE

BOARD OF DIRECTORS

Albany, NY, October 13, 2004 — Trans World Entertainment Corporation (Nasdaq: TWMC) announced today that Dean Adler has resigned from the Board of Directors to pursue other interests that will prevent him from dedicating the time necessary to exercise his duties as a board member.

“Over the past seven years, Dean has provided excellent service as a Director. We are grateful for his leadership and contributions to the Board over these many years and wish him the best,” said Robert J. Higgins, Chairman of the Board.

Trans World Entertainment is a leading specialty retailer of music and video products. The Company operates over 850 retail stores in 47 states, the District of Columbia, the U.S. Virgin Islands, Puerto Rico and e-commerce sites, www.fye.com and www.wherehouse.com. In addition to its mall locations, operated primarily under the FYE brand, the Company also operates freestanding locations under the names Coconuts Music and Movies, Strawberries Music, Wherehouse, CD World, Spec’s and Planet Music.

Certain statements in this release set forth management’s intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses.  Actual results may differ materially from those indicated in such statements. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.